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CONTACTS:
DAVID B. FRANK                                       NORRIS BATTIN
JENNIFER R. WALL                                     THE COOPER COMPANIES, INC.
D.F. KING & CO., INC.                                714-597-8130   EXT. 3343 OR
212-269-5550                                         714-673-4299


FOR IMMEDIATE RELEASE

           THE COOPER COMPANIES REPORTS STRONG SECOND QUARTER REVENUE
                                  AND EARNINGS

  Revises Fiscal Year Earnings Estimate Upward to Range of $1.00 to $1.10 per
                Share Including 20 Cents for Deferred Tax Asset


PLEASANTON, Calif., May 30, 1996 --The Cooper Companies, Inc., (NYSE/PSE:COO) today reported financial results for the second quarter of fiscal 1996 and increased its estimate of 1996 fiscal year net income and earnings per share.

For the three months ended April 30, 1996, the Company reported net income of $2.8 million, or 24 cents per share, compared to $605 thousand, or 5 cents per share, in the second quarter of 1995. Income from operations rose to $4.1 million from $1.5 million in last year's second quarter, an increase of 168%.

Revenue for the quarter increased 13% compared to the second quarter of 1995, with strong gains in the Company's two core businesses, CooperVision, up 21%, and CooperSurgical, up 28%. Revenue at the Company's Hospital Group of America
(HGA) unit was flat versus last year's second  quarter.   When  revenue  from  a
hospital management contract that expired in May of 1995 is eliminated from the comparison, HGA revenue grew 5%, reflecting improved performance at its Hampton Hospital and the continued expansion of outpatient programs at its MeadowWood and Hartgrove hospitals.
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For the first half of fiscal 1996, net income was $3.5 million, or 30 cents  per share, compared to $880 thousand, or 8 cents per share, in the same period a year ago. Income from operations increased by 131% to $5.8 million from $2.5 million in the first half of 1995.

Revenue for the six-month period grew 4% to $49 million. CooperVision's sales grew 15%, CooperSurgical's sales grew 15%, while HGA's revenue declined 8%. Excluding the aforementioned hospital management contract, HGA's revenue declined 4% for the six-month period, as poor weather and reduced patient volume during the medical staff transition at Hampton moderated first quarter results.

Commenting on the second quarter's performance, A. Thomas Bender, President and Chief Executive Officer, said, "Second quarter results were outstanding and above our expectations. CooperVision, our specialty contact lens business, and CooperSurgical, our gynecology business, both had strong revenue and operating income gains, and we saw the improvement we expected at HGA after the Hampton medical staff transition last quarter. In fact, Hampton returned to profitability just two months after the transition began.

"In view of our excellent operating results and the anticipated 20 cents per share deferred tax benefit, we are increasing our earnings per share estimate for fiscal 1996 to a range of $1.00 to $1.10. We also continue to pursue our goal to acquire profitable businesses that complement our strategy and optimize the use of the Company's $240 million net operating loss carryforward."

Business Unit Review

CooperVision

CooperVision's sales grew 21% to $12.2 million in the second quarter and have increased 15% to $22.2 million for the year to date.

This performance was driven by continued strong sales growth in CooperVision's line of toric contact lenses, which now accounts for over 50% of its total sales. CooperVision

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believes that it is now the second leading and fastest growing supplier of toric lenses in North America. Sales of CooperVision's toric lenses increased 43% compared to the second quarter of the previous year and have grown 34% year to date.

CooperVision's success stems in part from its expanding presence in the fastest growing segment of the domestic toric lens market, the estimated $50 million "planned replacement" segment, so called because patients replace their lenses monthly or quarterly based on comfort and clinical success. CooperVision has nearly tripled its business in this segment during the first six months of the fiscal year. During the second quarter, CooperVision introduced a second lens size and can now offer more than three times the number of combinations to correct astigmatism than competitive manufacturers.

CooperSurgical

CooperSurgical's sales during the second quarter were $3.6 million, up 28%. For the year to date, CooperSurgical's sales have increased 15% to $7.1 million.

In mid-April, CooperSurgical completed the acquisition of Unimar, Inc., a leading manufacturer of specialty gynecology products and announced an agreement to market several unique, disposable electro-vaporization electrodes used in gynecological surgery. In May, after the close of the quarter, CooperSurgical introduced two new products, each of which enjoys competitive advantages: the PRIMA(TM) Series Speculum for gynecological surgery and the Carter retractor for use in infertility procedures. Approximately 90% of CooperSurgical's sales are now to the gynecology market.

Hospital Group of America

Hospital Group of America (HGA), the Company's psychiatric services business, reported second quarter revenue of $11 million compared to $10.9 million in the second quarter of 1995. When revenue from a hospital management contract that expired in May of 1995 is eliminated from the comparison, HGA revenue grew by 5%.



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During the quarter, HGA achieved several important milestones  that  contributed to this growth: Hampton Hospital reported the highest level of admissions in the last two years and returned to profitability two months after its staff transition in the first quarter; MeadowWood Hospital achieved record levels of inpatient admissions, outpatient and partial treatment patients in each month of the quarter and Hartgrove Hospital recorded all time high outpatient and partial patient volume.

Year to date, HGA revenue declined 8% to $19.7 million. Excluding the aforementioned hospital management contract, revenue declined 4% as poor weather and reduced patient volume during the Hampton medical staff realignment moderated first quarter results. Consistent with its strategy of providing a cost-effective continuum of care for its patients and to strengthen its competitive position, HGA plans to open two residential treatment centers with a total of 70 beds during the next 12 months.

Deferred Tax Asset

Included in the Company's earnings estimate for fiscal 1996 is a credit to earnings of $2.3 million, or 20 cents per share, resulting from the anticipated recording of a like amount of net deferred tax assets. This deferred tax asset reflects an anticipated reduction of a valuation allowance which, in accordance with Generally Accepted Accounting Principles, had precluded the Company from carrying as an asset on its balance sheet the potential tax benefit attributable to any of its $240 million net operating loss carryforward. The Company anticipates that, at the end of fiscal 1996, it will be able to recognize a portion of this asset, assuming it achieves its current projection for earnings before taxes.

Fiscal Year Business Outlook

All of the above statements that refer to the Company's estimated or anticipated future results are forward-looking. As these statements are based on the Company's current expectations, they contain risks and uncertainty. Accordingly, actual results could differ materially. Factors that could cause or contribute to material differences are set forth in the Company's Form 10-Q for the three months ended January 31, 1996.


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The Cooper Companies, Inc. and its subsidiaries develop,  manufacture and market
specialty healthcare products and services.  CooperVision,  Inc.,   located   in
Irvine, CA, with additional manufacturing facilities in Huntington Beach, CA, Rochester, NY, and Ontario and Quebec, Canada, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., located in Shelton, CT,
markets   diagnostic and surgical    instruments   and   accessories   for   the
gynecological market. Hospital Group of America,   Inc.   provides   psychiatric
services through hospitals and satellite locations in New Jersey, Delaware and Illinois.

NOTE: The Cooper Companies, Inc. press releases and selected financial data are available at no charge through these Business Wire services: NewsOnDemand'tm', Corporate News on the Net and Personal Web Box. For a menu of available information on the Company or to retrieve specific information, call 1-800-356-0742, or http://www. businesswire.com on the Internet.


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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statement of Income
                    (In thousands, except per share figures)
                                   (Unaudited)



                                                   Three Months Ended             Six Months Ended
                                                        April 30,                     April 30,
                                                -----------------------        -----------------------
                                                  1996           1995            1996           1995
                                                --------       --------        --------       ------
Net sales of products                            $15,784        $12,854         $29,338        $25,572
Net service revenue                               10,991         10,940          19,686         21,432
                                                  ------         ------          ------         ------
        Net operating revenue                     26,775         23,794          49,024         47,004
                                                  ------         ------          ------         ------
Cost of products sold                              4,604          4,079           8,745          8,311
Cost of services provided                          9,991         10,263          19,137         20,367
Selling, general and admin-
  istrative  expense                               7,585          6,916          14,344         13,531
Research and development
  expense                                            316            808             593          1,875
Amortization of intangibles                          204            210             431            422
                                                  ------         ------          ------         ------
Income from operations                             4,075          1,518           5,774          2,498
                                                  ------         ------          ------         ------
Credits from settlements of
  disputes, net                                       56            140             223            468
Interest expense                                   1,268          1,190           2,562          2,280
Other income, net                                     77            175             182            300
                                                  ------         ------          ------         ------
Income before income taxes                         2,940            643           3,617            986
Provision for income taxes                           131             38             156            106
                                                  ------         ------          ------         ------

Net income                                       $ 2,809        $   605         $ 3,461        $   880
                                                  ======         ======          ======         ======

Earnings per share                               $  0.24        $  0.05         $  0.30        $  0.08
                                                  ======         ======          ======         ======

Average number of common
  shares used in computing
  earnings per share                              11,724         11,591          11,715         11,592
                                                  ======         ======          ======         ======











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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                 (In thousands)
                                   (Unaudited)


                                                              April 30,         October 31,
                                                                1996               1995
                                                            ------------       -------------
                                                           ASSETS
Current assets:
  Cash and cash equivalents                                   $     1,894         $  11,207
  Trade receivables, net                                           22,053            17,717
  Inventories                                                      10,606             9,570
  Other current assets                                              1,757             2,734
                                                                  -------           -------
     Total current assets                                          36,310            41,228
                                                                  -------           -------
Property, plant and equipment, net                                 33,603            34,062
Intangibles, net                                                   21,963            14,933
Other assets                                                        1,615             1,769
                                                                  -------           -------
                                                               $   93,491         $  91,992
                                                                  =======           =======


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current installments of long-term debt                      $       794        $    2,288
  Notes payable                                                     3,483             1,025
  Other current liabilities                                        30,131            36,300
                                                                  -------           -------
     Total current liabilities                                     34,408            39,613
                                                                  -------           -------

Long-term debt                                                     48,260            43,490
Other liabilities                                                   8,998            10,638
                                                                 --------           -------
     Total liabilities                                             91,666            93,741
                                                                  -------           -------

Common stock, $.10 par value                                        1,165             1,158
Additional paid-in capital                                        183,960           183,840
Translation adjustments                                          (    347)         (    333)
Accumulated deficit                                              (182,953)         (186,414)
                                                                  -------           -------
     Total stockholders' equity (deficit)                           1,825          (  1,749)
                                                                  -------           -------
                                                                $  93,491         $  91,992
                                                                  =======           =======


                                STATEMENT OF DIFFERENCES
The trade mark symbol shall be expressed as.................'tm'
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